As filed with the Securities and Exchange Commission on March 11, 2022

Registration No. 333-263236

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RIMINI STREET, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-4880301 (I.R.S. Employer Identification Number)

3993 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
(702) 839-9671
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Seth A. Ravin
Chief Executive Officer
Rimini Street, Inc.
3993 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
(702) 839-9671
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lisa A. Fontenot Baker & McKenzie LLP 600 Hansen Way Palo Alto, California 94304 (650) 856-2400	Michael L. Perica Andrew J. Terry Rimini Street, Inc. 3993 Howard Hughes Parkway, Suite 500 Las Vegas, NV 89169 (702) 839-9671

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 11, 2022

Prospectus

23,824,357 Shares

This prospectus covers the resale of an aggregate of 23,824,357 shares of common stock, $0.0001 par value per share (the “Common Stock”) of Rimini Street, Inc. (“Company,” “we,” “our,” or “us”) by the selling securityholders identified in this prospectus (collectively with any of the holders’ transferees, pledgees, donees or successors, the “selling securityholders”).

The 23,824,357 shares of Common Stock include:

(i) 23,659,431 shares of Common Stock to be sold by the selling securityholders named herein;

(ii) 137,361 shares of Common Stock issuable upon the exercise of stock options that were granted to one selling securityholder pursuant to the 2013 Equity Incentive Plan (the “Plan”); and

(iii) 27,565 shares of Common Stock issuable upon the vesting and settlement into shares of Common Stock of outstanding restricted stock units that were granted to a selling securityholder pursuant to the Plan.

In this prospectus, we refer to the 23,824,357 shares of Common Stock as the “Securities.”

We are registering the offer and sale of the Securities to: (i) satisfy certain registration rights we have granted to certain of the selling securityholders; (ii) facilitate the sale of such Securities (including the Common Stock underlying convertible securities); and (iii) increase the public float and liquidity of our Common Stock without causing dilution to our existing shareholders.

We will not receive any of the proceeds from the sale of the Securities by the selling securityholders.

The selling securityholders may sell the Securities described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling securityholders may sell their Securities in the section titled “Plan of Distribution.”

The selling securityholders may sell any, all or none of the Securities and we do not know when or in what amount the selling securityholders may sell their Securities hereunder following the effective date of this registration statement.

Our Common Stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “RMNI.” On February 25, 2022, the last reported sale price for our Common Stock as reported on Nasdaq was $4.68 per share.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 7 of this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2022.

You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in the securities of Rimini Street, Inc. See the section titled “Where You Can Find Additional Information” for additional information. You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. Neither we nor the selling securityholders have authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that information contained in this prospectus, or in any document incorporated by reference, is accurate only as of any date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

The Rimini Street design logo and the Rimini Street mark appearing in this prospectus are the property of Rimini Street, Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Under the registration statement, the selling securityholders may, from time to time, sell the offered Securities described in this prospectus. We will not receive any proceeds from the sale by such selling securityholders of the offered Securities described in this prospectus.

Additionally, we may provide a prospectus supplement to add, update or change information contained in this prospectus.

This prospectus does not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits, and the documents incorporated by reference herein. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. You should read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find Additional Information.” You should also carefully consider, among other things, the matters discussed in the section titled “Risk Factors” herein, the accompanying prospectus supplements, and under similar headings in any other documents that are incorporated by reference into this prospectus, the accompanying prospectus supplement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements include, but are not limited to, information concerning:

•	the duration and economic, operational and financial impacts on our business of the COVID-19 pandemic, as well as the actions taken by us, governmental authorities, clients or others in response to the continuance of the pandemic;
•	the evolution of the enterprise software management and support landscape facing our clients and prospects;
•	our ability to educate the market regarding the advantages of our enterprise software management and support services and products;
•	estimates of our total addressable market;
•	expectations for client savings;

•	the occurrence of catastrophic events, including terrorism and geopolitical actions specific to an international region, that may disrupt our business or that of our current and prospective clients;

•	our ability to maintain an adequate rate of revenue growth;
•	our ability to maintain sufficient cash flow and capital;
•	our ability to service the indebtedness under our Credit Facility;
•	our business plan and our ability to effectively manage our growth and associated investments;
•	our beliefs and objectives for future operations;
•	our ability to expand our leadership position in independent enterprise software support and sell our new application managed services;
•	our ability to attract and retain clients and our ability to further penetrate our existing client base;
•	our ability to maintain our competitive technological advantages against new entrants in our industry;
•	our ability to timely and effectively scale and adapt our existing technology;
•	our ability to innovate new products and bring them to market in a timely manner, including our recently announced application management services “AMS” offerings;
•	our ability to capitalize on changing market conditions including a market shift to hybrid and cloud/SaaS offerings for information technology environments and retirement of certain software releases by software vendors;
•	our ability to develop strategic partnerships;
•	benefits associated with the use of our services;
•	our ability to expand internationally;
•	our ability to expand our marketing and sales capacities;
•	our ability to raise equity or debt financing in the future or engage in other transactions to simplify our capital structure in the future;
•	the effects of increased competition in our market and our ability to compete effectively;
•	our intentions with respect to our pricing model;
•	cost of revenues, including changes in costs associated with production, manufacturing, and client support;
•	changes in tax laws or unfavorable outcomes of tax positions we take, or a failure by us to establish adequate reserves for tax events;
•	our ability to maintain our good standing with the United States and international governments and secure new contracts;
•	our ability to maintain, protect, and enhance our brand and intellectual property and costs associated with defending intellectual property infringement and other claims, such as those claims discussed under the section titled “Business—Legal Proceedings,” in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 2, 2022, and our expectations with respect to such litigation;
•	our expectations concerning relationships with third parties, including channel partners and logistics providers;
•	economic and industry trends or trend analysis;
•	our ability to prevent unauthorized access to our information technology systems, protect the confidential information of our employees and clients and comply with privacy and data protection regulations;
•	our ability to enhance stockholder value through our stock repurchase program;
•	the attraction and retention of qualified employees and key personnel;

•	future acquisitions of or investments in complementary companies, products, subscriptions or technologies;
•	uncertainty from the discontinuance of LIBOR and transition to any other interest rate benchmarks;
•	the effects of seasonal trends on our results of operations, including the contract renewal cycles for vendor-supplied software support and managed services; and
•	other risks and uncertainties, including those discussed in the section titled “Risk Factors” herein.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict and many of which are outside of our control, including those described in the section titled “Risk Factors” herein, in any applicable prospectus supplement and in the documentation incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing market. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements in this prospectus are made as of the date of the filing, and except as required by law, we disclaim and do not undertake any obligation to update or revise publicly any forward-looking statements in this prospectus. You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity and performance, as well as other events and circumstances, may be materially different from what we expect.

ABOUT RIMINI STREET, INC.

OVERVIEW

Rimini Street, Inc. and its subsidiaries (together, the “Company” or “we”) is a global provider of enterprise software support products and services, and the leading independent software support provider for Oracle and SAP products, based on both the number of active clients supported and recognition by industry analyst firms. We founded our company to disrupt and redefine the enterprise software support market by developing and delivering innovative new products and services that fill a then unmet need in the market. We believe we have achieved and sustained our leadership position in independent enterprise software support by delivering on our mission to provide extraordinary technology solutions that achieve each client’s strategic, operational, and financial goals.

In September 2020, we announced the global availability of our award-winning, mission-critical, 24x7x365 support, application management, security and migration services beyond proprietary databases to leading open source database platforms, including MySQL, MariaDB, PostgreSQL and MongoDB.

In November 2019, we announced the global availability of our Application Management Services (“AMS”) for Oracle, which includes coverage for Oracle Database, Middleware and a wide range of Oracle applications including E-Business Suite, JD Edwards, PeopleSoft and Siebel. In addition to leveraging our support services for Oracle that replaces expensive and less robust software vendor annual support with a more responsive and comprehensive support offering, our clients can now have us manage their Oracle systems day-to-day with an integrated application management and support service provided by a single trusted vendor. As an integrated service, we believe we can provide clients a better model, better people, and better outcomes with higher satisfaction and significant savings of time, labor and money. The AMS for Oracle includes system administration, operational support, health monitoring and enhancement support.

In August 2019, we announced plans to globally offer AMS for SAP enterprise software, expanding the scope of support services we offer clients globally. This AMS service is in addition to our traditional enterprise Support Services. We are already providing this new SAP AMS service to clients in North and South America. The service includes system administration and SAP Basis support, system health monitoring with proactive analysis, preventative system recommendations and event detection; and enhancement support for complex SAP software landscapes.

In 2018 we announced support for Software as a Service (“SaaS”) solutions beginning with Salesforce products. As a partner of Salesforce, we provide our award-winning service and support for custom code, release updates and application integrations in addition to ongoing administrative, configuration and enhancement of Salesforce’s industry leading cloud solutions. We also provide support to clients for additional SaaS solutions that we will formally announce in the future. By providing support for SaaS as well as traditionally licensed enterprise software, Rimini Street unifies support for its clients across applications and software delivery models from one trusted provider, creating efficiencies and savings, simplifying support processes and enabling improved support outcomes.

Enterprise software support products and services is one of the largest categories of overall global information technology (“IT”) spending. We believe core enterprise resource planning, customer relationship management, product lifecycle management and technology software platforms have become increasingly important in the operation of mission-critical business processes over the last 30 years, and also that the costs associated with failure, downtime, security exposure and maintaining the tax, legal and regulatory compliance of these core software systems have also increased. As a result, we believe that licensees often view software support as a mandatory cost of doing business, resulting in recurring and highly profitable revenue streams for enterprise software vendors. For example, for fiscal year 2021, SAP reported that support revenue represented approximately 41% of its total revenue and, for fiscal year 2021, Oracle reported a margin of 85% for cloud services and license support.

We believe that software vendor support is an increasingly costly model that has not evolved to offer licensees the responsiveness, quality, breadth of capabilities or value needed to meet the needs of licensees. Organizations are under increasing pressure to reduce their IT costs while also delivering improved business performance through the adoption and integration of emerging technologies, such as mobile, virtualization, internet of things and cloud computing. Today, however, the majority of IT budget is spent operating and maintaining existing infrastructure and systems, in part as a result of software vendor policies and support models that are designed to benefit the vendor and force organizations to follow a vendor-dictated roadmap. As a result, we believe organizations are increasingly seeking ways to create competitive advantage and growth by redirecting budgets from expensive maintenance programs and costs to new technology investments that provide greater strategic value. We believe our software products and services help clients achieve these objectives by reducing the total cost of support.

We believe that AMS for enterprise software is a large market with significant unmet needs in client satisfaction and value. Traditional AMS providers compete on price, but the traditional AMS model is broken with a focus on a “land and expand” model based on initial cheaper, less-skilled workers but higher costs over time and frequently poor client satisfaction or degradation in service over time. Providers usually contract for lower-cost services with a goal to grow revenue through scope creep by adding hours to open tickets or selling new project work. These lower-cost AMS support models sound cost-effective, but their contractual structures can both enable and incent traditional AMS providers to maximize their own revenue at the expense of their clients by “addressing” issues (sometimes neither quickly nor efficiently), but not necessarily resolving them or their root causes. In addition, traditional AMS offerings are disparate and separate from software vendor support, with inherent inefficiencies and gaps that further limit responsiveness, root cause analysis and business value.

We believe organizations are realizing the value of an integrated, expert-led Support and AMS offering that eliminates inefficiencies, realizes joint value from the resolution of root causes that reduce issue volumes over time, and improves client satisfaction. Through our solution offerings, Rimini Street provides expert, ultra-responsive support and AMS, functioning as an extension of IT teams, with engineers available 24x7x365 around the globe for all AMS and enterprise software projects, and to fill skill gaps or help with rightsizing enterprise teams. Rimini Street teams deliver a wide variety of desired outcomes for a broad range of use cases such as supporting entire enterprise software systems, reducing costs, clearing backlogs, or facilitating the redeployment of IT teams for more strategic initiatives.

As of December 31, 2021, we employed over 1,660 professionals and supported over 2,840 active clients globally, including 72 Fortune 500 companies and 16 Fortune Global 100 companies, across a broad range of industries. We define an active client as a distinct entity, such as a company, an educational or government institution, or a business unit of a company that purchases our services to support a specific product. For example, we count as two separate active client instances in circumstances where we provide support for two different products to the same entity. We market and sell our services globally, primarily through our direct sales force, and currently have wholly-owned subsidiaries in Australia, Brazil, UAE (Dubai), France, Germany, Hong Kong, India, Israel, Japan, Korea, Malaysia, Mexico, Netherlands, New Zealand, Poland, Singapore, Sweden, Taiwan, Canada, the United Kingdom and the United States. We believe our primary competitors are the enterprise software vendors whose products we service and support, including IBM, Microsoft, Oracle and SAP.

Our subscription-based revenue provides a strong foundation for, and visibility into, future period results. We generated revenue of $374.4 million, $326.8 million and $281.1 million for the years ended December 31, 2021, 2020 and 2019, respectively, representing a year-over-year increase of 15% and 16% for 2021 and 2020, respectively. We have a history of losses, and as of December 31, 2021, we had an accumulated deficit of $225.8 million. We had net income of $75.2 million, $11.6 million and $21.4 million for the years ended December 31, 2021, 2020 and 2019, respectively. We generated approximately 53%, 59% and 64% of our revenue in the United States and approximately 47%, 41% and 36% of our revenue from our international business for the years ended December 31, 2021, 2020 and 2019, respectively.

CORPORATE INFORMATION

We were incorporated as Rimini Street, Inc. (“RSI”) in the state of Nevada in September 2005. In May 2017, RSI entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GP Investments Acquisition Corp. (“GPIA”), a publicly-held special purpose acquisition company incorporated in the Cayman Islands and formed for the purpose of effecting a business combination with one or more businesses. Substantially all of GPIA’s assets consisted of cash and cash equivalents. The Merger Agreement was approved by the respective shareholders of RSI and GPIA in October 2017, and closing occurred on October 10, 2017, resulting in (i) the merger of a wholly-owned subsidiary of GPIA with and into RSI, with RSI as the surviving corporation, after which (ii) RSI merged with and into GPIA, with GPIA as the surviving corporation (collectively, the “Merger Transactions”). Prior to consummation of the mergers, GPIA domesticated as a Delaware corporation (the “Delaware Domestication”). Immediately after the Delaware Domestication and the consummation of the second merger, GPIA was renamed “Rimini Street, Inc.”

Our principal executive offices are located at 3993 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169, and our telephone number is (702) 839-9671.

Our website address is www.riministreet.com. The information on, or that can be accessed through, our website is not part of this prospectus.

THE OFFERING

Shares of Common Stock Offered Hereunder

•      23,824,357 shares of Common Stock comprising:

•      23,659,431 shares of Common Stock held by the selling securityholders named herein

•     137,361 shares of Common Stock issuable upon the exercise of stock options that were granted to a selling securityholder pursuant to the Plan; and

•     27,565 shares of Common Stock issuable upon the vesting and settlement into shares of Common Stock of outstanding restricted stock units that were granted to a selling securityholder pursuant to the Plan

Use of Proceeds	We will not receive any proceeds from the sale of our Securities offered by the selling securityholders under this prospectus. See the section titled “Use of Proceeds.”

Common Stock Outstanding	87,107,419 shares

Risk Factors	See the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our Common Stock.

Nasdaq Symbol	“RMNI” for our Common Stock.

The number of shares of Common Stock outstanding is based on 87,107,419 shares of Common Stock outstanding as of December 31, 2021 and excludes the following:

•	6,824,192 shares of our Common Stock issuable upon the exercise of options to purchase shares of our Common Stock outstanding as of December 31, 2021, with a weighted-average exercise price of $5.92 per share;

•	18,127,924 shares of our Common Stock issuable upon the exercise of warrants outstanding as of December 31, 2021, including warrants to purchase 3,440,424 shares of our Common Stock exercisable at $5.64 per share and warrants to purchase 14,687,500 shares of our Common Stock exercisable at $11.50 per share;

•	3,323,065 shares of Common Stock underlying our unvested restricted stock units outstanding as of December 31, 2021;

•	4,324,308 shares of our Common stock reserved for future issuance under the Plan (with an additional amount of 3,484,296 shares authorized in 2022); and

•	5,000,000 shares of our Common Stock reserved for future issuance under our 2018 Employee Stock Purchase Plan, pursuant to which no shares of Common Stock have been issued to date.

Our Plan provides for annual automatic increases in the number of shares of Common Stock reserved thereunder.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections titled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, in each case as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, which will be incorporated by reference in this prospectus. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section titled “Where You Can Find Additional Information.”

USE OF PROCEEDS

All of the shares of Common Stock offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the Securities hereunder.

The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services (including fees and disbursements of counsel to the selling securityholder) or stock transfer taxes incurred by them in disposing of such Securities. We will bear other costs, fees and expenses incurred in effecting the registration of the Securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees of our counsel and our independent registered public accountants.

SELLING SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Common Stock as of December 31, 2021, as adjusted to reflect the Securities that may be sold from time to time pursuant to this prospectus, for all selling securityholders.

The shares of Common Stock offered hereunder include:

•	23,659,431 shares of Common Stock held by the selling securityholders named herein;

•	137,361 shares of Common Stock issuable upon the exercise of stock options that were granted to Robin P. Murray, a member of our Board of Directors and affiliate of Adams Street Partners, pursuant to the Plan; and

•	27,565 shares of the Common Stock issuable upon the vesting and settlement into shares of Common Stock of outstanding restricted stock units that were granted to Mr. Murray pursuant to the Plan.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable.

We have based our percentage ownership of our Common Stock prior to this offering upon 87,107,419 shares of our Common Stock outstanding as of December 31, 2021 unless otherwise noted. The following table assumes the sale by the selling securityholders of all shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

	Shares Beneficially Owned Prior to the Offering(1)		Shares Being Offered	Shares Beneficially Owned After the Offering
	Shares	Percentage		Shares	Percentage
Selling Securityholders:

Entities Affiliated with Adams Street Partners, LLC(2)	23,659,431	27.16%	23,565,433	0	*
Robin P. Murray(3)	258,924	*	258,924	0	*

(*)	Represents beneficial ownership of less than 1%.

(1)	Percentage of beneficial ownership prior to the offering is calculated based on 87,107,419 shares of our Common Stock outstanding as of December 31, 2021.

(2)	Represents 4,320,786 shares held by Adams Street 2007 Direct Fund, L.P., 4,870,262 shares held by Adams Street 2008 Direct Fund, L.P., 4,267,067 shares held by Adams Street 2009 Direct Fund, L.P., 1,313,301 shares held by Adams Street 2013 Direct Fund LP, 1,786,318 shares held by Adams Street 2014 Direct Fund LP, 1,371,200 shares held by Adams Street 2015 Direct Venture/Growth Fund LP, 1,353,906 shares held by Adams Street 2016 Direct Venture/Growth Fund LP, 3,982,079 shares held by Adams Street Venture/Growth Fund VI LP, 300,514 shares held by Adams Street Rimini Aggregator LLC (“ASRA”), and 93,998 shares held by Robin Murray, a director of the Issuer and partner of Adams Street Partners, LLC. Adams Street Partners, LLC, as the manager of ASRA, may be deemed to beneficially own the shares held by ASRA. David Brett, Alex Kessel, Michael Taylor, Benjamin Wallwork, and Craig D. Waslin, each of whom is a partner or principal of Adams Street Partners, LLC (or a subsidiary thereof), may be deemed to have shared voting and investment power over the shares held by ASRA. Adams Street Partners, LLC, David Brett, Alex Kessel, Michael Taylor, Benjamin Wallwork, and Craig D. Waslin disclaim beneficial ownership of the shares held by ASRA except to the extent of their pecuniary interest therein. Adams Street Partners, LLC is the managing member of the general partner or the managing member of the general partner of the general partner of each of the other entities listed above (the “Funds”) and may be deemed to beneficially own the shares held by them. Thomas Bremner, Jeffrey Diehl, Elisha P. Gould III, Robin Murray, Brian Dudley and Fred Wang, each of whom is a partner of Adams Street Partners, LLC (or a subsidiary thereof), may be deemed to have shared voting and investment power over the Funds’ shares reported herein. Adams Street Partners, LLC, Thomas Bremner, Jeffrey Diehl, Elisha P. Gould III, Robin Murray, Brian Dudley and Fred Wang disclaim beneficial ownership of the Funds’ shares except to the extent of their pecuniary interest therein. By agreement with the Funds, Robin Murray is deemed to hold 93,998 shares for the benefit of the Funds, which may be deemed to be indirectly beneficially owned by Adams Street Partners, LLC. Adams Street Partners, LLC, Thomas S. Bremner, Jeffrey T. Diehl, Elisha P. Gould, Robin Murray, Brian Dudley and Fred Wang, disclaim beneficial ownership of the shares held by Robin Murray except to the extent of their pecuniary interest therein. The business address of the foregoing entities and individuals is One North Wacker Drive, Suite 2700, Chicago, Illinois 60606.

(3)	Consists of (i) 137,361 shares of our Common Stock issuable upon the exercise of options held by Robin Murray, who is a member of our Board of Directors, and exercisable within 60 days of December 31, 2021, (ii) 27,565 shares of our Common Stock issuable upon the vesting and settlement of restricted stock units that vest within 60 days of December 31, 2021 if accelerated as a result of certain events and (iii) 93,998 shares of our Common Stock owned by Mr. Murray, individually.

DESCRIPTION OF SECURITIES

GENERAL

The following is a summary of the rights of our securities and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law (“DGCL”). This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part and the applicable provisions of the DGCL.

We are a Delaware corporation. Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share.

COMMON STOCK

As of December 31, 2021, we had issued and outstanding 87,107,419 shares of common stock and no outstanding shares of preferred stock.

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, if any, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of shares of our common stock shall be entitled to cast one vote for each share held on all matters submitted to a vote of our stockholders. Holders of shares of our common stock have no cumulative voting rights with respect to the election of directors. Our amended and restated certificate of incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of votes cast at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and, if any, any participating preferred stock outstanding at that time, after prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any other series of preferred stock outstanding at that time.

TRANSFER AND WARRANT AGENT AND REGISTRAR

The transfer agent for our common stock and public units and the warrant agent for our public warrants is Continental Stock Transfer & Trust Company, which is located at 1 State Street Plaza, 30th Floor, New York, New York 10004, e-mail: cstmail@continentalstock.com.

EXCHANGE LISTING

Our common stock is listed on Nasdaq under the symbol “RMNI.” Our public warrants are quoted on the OTC Pink Current Information Marketplace (“OTC Pink”) under the symbol “RMNIW” and our public units are quoted on the OTC Pink under the symbol “RMNIU”.

REGISTRATION RIGHTS

Investors’ Rights Agreement

Certain of our selling securityholders are entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights are contained in RSI’s amended and restated investors’ rights agreement (the “IRA”) dated as of October 31, 2016. The registration rights set forth in the IRA expire upon the earlier of five years following the completion of an initial public offering of RSI, or, with respect to any particular stockholder, when such stockholder is able to sell all of its shares entitled to registration rights pursuant to Rule 144 of the Securities Act during any 90-day period.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW AND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions and certain provisions of the DGCL, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Undesignated Preferred Stock. Our board of directors has the ability to designate and issue preferred stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in our control or management.

Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting. Our amended and restated certificate of incorporation provides that our stockholders may not act by written consent. This limit on the ability of stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of our capital stock are not able to amend the amended and restated bylaws or remove directors without holding a meeting of stockholders called in accordance with the amended and restated bylaws.

In addition, our amended and restated bylaws provide that special meetings of the stockholders may be called only by our board of directors, the chairperson of our board of directors, our chief executive officer, or our president. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our amended and restated bylaws contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our company.

Board Classification. Our board of directors is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of Forum. Our amended and restated bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders; (c) any action asserting a claim pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or (d) any action asserting a claim governed by the internal affairs doctrine. Such exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act.

Delaware Anti-Takeover Statute. We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a “business combination” with an “interested stockholder” (in each case as defined below) for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

The provisions of the DGCL and the provisions of our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and as a consequence, they might also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

PLAN OF DISTRIBUTION

We are registering the Securities covered by this prospectus to permit the selling securityholders to conduct public secondary trading of these Securities from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Securities offered by this prospectus. See the section titled “Use of Proceeds.” The aggregate proceeds to the selling securityholders from the sale of the Securities will be the purchase price of the Securities less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Securities covered by this prospectus. The selling securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Securities to be made directly or through agents.

The Securities offered by this prospectus may be sold from time to time to purchasers:

•	directly by the selling securityholders, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling securityholders or the purchasers of the Securities.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act of 1934, as amended (“Exchange Act”). We will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Securities by the selling securityholders.

The Securities may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;
•	prices related to such prevailing market prices;
•	varying prices determined at the time of sale; or
•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, including Nasdaq;

•	in the over-the-counter market, including the OTC Pink;
•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•	any other method permitted by applicable law; or
•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling securityholders, the aggregate amount of Securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Securities by the selling securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

The selling securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the selling securityholders will sell any or all of the Securities under this prospectus. Further, we cannot assure you that the selling securityholders will not transfer, distribute, devise or gift the Securities by other means not described in this prospectus. In addition, any Securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling securityholders and any other person participating in the sale of the Securities will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Securities by the selling securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the particular Securities being distributed. This may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

With respect to those Securities being registered pursuant to the IRA for the applicable securityholders described elsewhere in this prospectus, we have agreed to indemnify or provide contribution to the selling securityholders and all of their officers, directors, partners, shareholders and representatives, as applicable, and certain underwriters effecting sales of the Securities against certain liabilities, including certain liabilities under the Securities Act. Such selling securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The selling securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Securities against certain liabilities, including liabilities arising under the Securities Act.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds.”

LEGAL MATTERS

The validity of the Securities offered hereby is being passed upon for us by Baker & McKenzie LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of Rimini Street, Inc. as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the Securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. Our website address is www.riministreet.com. The information on, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 2, 2022;

(2)	The portions of our definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2021 that are deemed “filed” with the SEC under the Exchange Act;

(3)	Our Current Reports on Form 8-K filed with the SEC on January 13, 2022, January 18, 2022, and February 25, 2022 (except for information contained therein which is furnished rather than filed); and

(4)	The description of our common stock contained in our Registration Statement on Form 8-A (Registration No. 001-37397) filed with the SEC on May 15, 2015 pursuant to Section 12(b) of the Exchange Act, including the updates to such description in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 2, 2022, and including any other amendment or report filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:

Rimini Street, Inc.
3993 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
telephone number (702) 839-9671

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.investors.riministreet.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

We have not authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus or any prospectus supplement. We are not making an offer of these securities in any state where such offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses to be paid by the Registrant, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates.

SEC registration fee	$10,247.52
Legal fees and expenses	40,000.00
Accounting fees and expenses	18,000.00
Miscellaneous	10,000.00
Total	$78,247.52

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or
•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that:

•	we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and
•	the rights provided in our amended and restated bylaws are not exclusive.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered into separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits. We have filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-37397	3.1	October 16, 2017
3.2	Amended and Restated Bylaws of the Registrant.	8-K	001-37397	3.2	October 16, 2017
4.1	Form of common stock certificate of the Registrant.	S-4	333-219101	4.5	June 30, 2017
4.2	Amended and Restated Investors’ Rights Agreement between Rimini Street, Inc. a Nevada corporation, and certain holders of capital stock, dated October 31, 2016	S-4	333-219101	4.7	June 30, 2017
5.1	Opinion of Baker & McKenzie LLP.+
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm. +
23.2	Consent of Baker & McKenzie LLP (included in Exhibit. 5.1). +
24.1	Power of Attorney (included on signature page). **
107	Filing Fee Table**

+ Filed herewith.

** Previously filed.

ITEM 17. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 11, 2022.

RIMINI STREET, INC.

By:	/s/ Seth A. Ravin
Seth A. Ravin
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Seth A. Ravin	Chief Executive Officer and Chairman of the Board of Directors	March 11, 2022
Seth A. Ravin	(Principal Executive Officer)

/s/ Michael L. Perica	Executive Vice President and Chief Financial Officer	March 11, 2022
Michael L. Perica	(Principal Financial Officer and Principal Accounting Officer)

*	Director	March 11, 2022
Jack L. Acosta

*	Director	March 11, 2022
Steve Capelli

*	Director	March 11, 2022
Katrinka B. McCallum

*	Director	March 11, 2022
Robin Murray

*	Director	March 11, 2022
Margaret (Peggy) Taylor

*	Director	March 11, 2022
Jay Snyder

* The undersigned hereby signs this Registration Statement on Form S-3 on behalf of each of the indicated persons for whom he is attorney-in-fact on March 11, 2022 pursuant to a power of attorney filed with the registrant’s Registration Statement on Form S-3 (File No. 333-263236) filed with the SEC on March 2, 2022.

By:	/s/ Seth A. Ravin
Seth A. Ravin